UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date Of Report (Date Of Earliest Event Reported):

February 10, 2003

MaxWorldwide, Inc.

(Exact name of registrant as Specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

Delaware (State or other jurisdiction of incorporation or organization)	46-0487484 (I.R.S. Employer Identification No.)

50 West 23rd Street, Fourth Floor

New York, New York 10010

(Address of principal executive offices) (Zip Code)

(212) 302-2424

(Registrant’s telephone number, including area code)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Disposition of MaxDirect Business. The Registrant filed a Current Report on Form 8-K, dated February 20, 2003 to announce the disposition of its MaxDirect business. On February 10, 2003, the Registrant consummated the sale of substantially all of the assets of MaxDirect, its division that specialized in offline list management, alternative media and sophisticated data analytical services to a wholly-owned subsidiary of American List Counsel, Inc., a New Jersey corporation (“ALC”). The transaction did not include any of the Registrant’s assets relating to its online business, including e-mail list management, e-mail brokerage and all other online services. As consideration for MaxDirect, ALC paid $2.0 million in cash and assumed certain liabilities, on the closing of the transaction (the “Closing”), and agreed to pay, monthly, 92.5% of the acquired accounts receivable from MaxDirect collected by ALC during the first six months following the Closing and 46.25% of the acquired accounts receivable from the MaxDirect collected by ALC during the second six months following the Closing, in each case net of any accounts payable associated with such accounts receivable. In addition, ALC agreed to pay $500,000 in cash if revenue generated by MaxDirect during the one year period following the Closing are at least $2.5 million and an additional $1.0 million in cash if revenue generated by MaxDirect during the one year period following the Closing are at least $3.5 million. ALC also agreed to pay MaxWorldwide $0.50 for each dollar of revenue above $3.5 million generated by MaxDirect during the one year period following the closing. In accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long–Lived Assets,” the operating results of MaxDirect have been reclassified and are separately presented for all reporting periods as discontinued operations.

The Registrant incurred approximately $0.4 million of expenses and fees associated with the sale of its MaxDirect business resulting in net proceeds of approximately $1.6 million. MaxDirect’s net assets were approximately $4.1 million; accordingly the Registrant has recorded a loss on disposal of MaxDirect of $2.5 million. Additionally, the Registrant recorded a receivable of $0.6 million from ALC for the net amount of payments it anticipates receiving from ALC, relating to the acquired accounts receivable after appropriate deductions for list owner payments, bad debts and collection costs. The Registrant has not recorded any gain associated with the potential earn-out payments of $0.5 million, $1.0 million or $0.50 for each dollar of revenue above $3.5 million generated by the MaxDirect business during the one-year period following the closing. These gains, if any, will be recorded when earned.

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed on February 20, 2003 relating to the Registrant’s disposition of its MaxDirect business to include the Pro Forma Financial Information required by Item 7 of Form 8-K.

Acquisition of DoubleClick Media Business. The Registrant filed a Current Report on Form 8-K, dated July 1, 2002 to announce the proposed acquisition of the North American Media Business of DoubleClick Inc. On July 10, 2002, the Registrant purchased substantially all the assets of the DoubleClick’s North American media business. In exchange for the assets of the media business, the Registrant issued to DoubleClick 4.8 million shares of its common stock and paid $5.0 million in cash. At that time, the 4.8 million shares represented approximately 16.1% of the Registrant’s outstanding common stock and were valued at approximately $4.1 million. DoubleClick may also receive an additional $6.0 million if, during the three-year period subsequent to consummation of the transaction, the Registrant achieves proforma earnings for two out of three consecutive quarters. Proforma earnings, as defined in the agreement, are earnings before interest, taxes, depreciation and amortization, excluding any one-time non-recurring items, restructuring charges (including facility relocation charges), transaction related costs, including costs incurred in connection with the acquisition or disposition of a business, whether consummated or not, and any asset impairment, including impairment of goodwill.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(b) Proforma Financial Information

The following unaudited proforma condensed financial statements of MaxWorldwide, Inc. have been prepared to illustrate the estimated effect of the July 10, 2002 purchase of DoubleClick’s North American Media business and the February 10, 2003 sale of MaxDirect. The unaudited proforma condensed statements of operations for the years ended December 31, 2002 and 2001 have been prepared as if the MaxDirect sale had occurred on January 1, 2001 and the DoubleClick Media purchase had occurred on January 1, 2002. These statements combine the unaudited results of operations of DoubleClick’s North American Media business for the six months ended June 30, 2002 to the previously released results for MaxWorldwide. The unaudited results of operations for MaxDirect are deducted from the combined pro forma results to reach proforma results excluding the results of the discontinued operations of MaxDirect. The proforma adjustments are described in the accompanying notes.

Unaudited proforma financial information

The unaudited proforma financial information should not be considered indicative of the actual results that would have been achieved had the transactions described above been consummated on the dates indicated and does not purport to indicate results of operations as of any future date or any future period. The unaudited proforma financial information should be read in conjunction with the historical financial statements of MaxWorldwide.

UNAUDITED PROFORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2002

(In thousands, except per share amounts)

	MaxWorldwide	Add: DoubleClick Media	Proforma Adjustments	Note	Proforma Combined	Less: MaxDirect	Proforma Combined
Revenue:
Service fee-based revenue	$14,779	$17,360	$—		$32,139	$—	$32,139
Commission-based revenue	8,033	—	—		8,033	4,269	3,764

Total revenue	22,812	17,360	—		40,172	4,269	35,903
Cost of revenue	11,762	10,866	—		22,628	—	22,628

Gross profit	11,050	6,494	—		17,544	4,269	13,275

Operating expenses:
Selling, general and administrative	28,050	8,278	1,275	(1)	37,603	3,543	34,060
Special charges	9,893	—	—		9,893	—	9,893
Impairment of goodwill and other intangible assets	4,398	—	—		4,398	41	4,357
Other impairment charges	1,915	335	—		2,250	—	2,250
Gain on sale of adMonitor	(4,255)	—	—		(4,255)	—	(4,255)

Total operating expenses	40,001	8,613	1,275		49,889	3,584	46,305

Operating (loss) income	(28,951)	(2,119)	(1,275)		(32,345)	685	(33,030)
Other income (expense) net	207	—	—		207	—	207
Interest income	740	—	—		740	—	740

Loss from continuing operations before provision for income taxes	(28,004)	(2,119)	(1,275)		(31,398)	685	(32,083)
Provision for income taxes	—	27			27	—	27

Loss from continuing operations	$(28,004)	$(2,146)	$(1,275)		$(31,425)	$685	$(32,110)

Basic and diluted loss per share from continuing operations	$(1.11)				$(1.14)		$(1.16)

Weighted average number of common shares outstanding used in basic and diluted loss per share from continuing operations	25,253		2,400	(2)	27,653		27,653

UNAUDITED PROFORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2001

(In thousands, except per share amounts)

	MaxWorldwide	Less: MaxDirect	Proforma Combined
Revenue:
Service fee-based revenue	$19,142	$—	$19,142
Commission-based revenue	7,405	2,695	4,710

Total revenue	26,547	2,695	23,852
Cost of revenue	23,025	—	23,025

Gross profit	3,522	2,695	827

Operating expenses:
Selling, general and administrative	35,599	2,788	32,811
Product development	2,322	—	2,322
Impairment of goodwill and other intangible assets	10,921	—	10,921
Other impairment charges	3,271	—	3,271
Loss on sale of adMonitor	3,068	—	3,068

Total operating expenses	55,181	2,788	52,393

Operating (loss) income	(51,659)	(93)	(51,566)
Other income (expense) net	2,125	—	2,125
Investment impairment	(1,000)	—	(1,000)
Interest income	2,921	(4)	2,925

Loss from continuing operations before provision for income taxes	(47,613)	(97)	(47,516)
Provision for income taxes	—	—	—

Loss from continuing operations	$(47,613)	$(97)	$(47,516)

Basic and diluted loss per share from continuing operations	$(1.94)		$(1.93)

Weighted average number of common shares outstanding used in basic and diluted loss per share from continuing operations	24,579		24,579

NOTES TO THE UNAUDITED PROFORMA CONDENSED FINANCIAL STATEMENTS

NOTE 1. On July 10, 2002 MaxWorldwide (the “Company”) purchased substantially all the assets of DoubleClick’s North American media business. In exchange for the assets of the media business, the Company issued to DoubleClick 4.8 million shares of its common stock, valued at approximately $4.1 million, paid $5.0 million in cash, and incurred approximately $1.3 million of direct acquisition costs. The aggregate purchase price of $10.4 million was allocated to the assets acquired and the liabilities assumed according to their fair values at the date of acquisition as follows: (in millions)

Current assets	$6.6
Property and equipment	0.1
Goodwill	5.6
Other intangible assets	4.8

Total assets acquired	$17.1
Liabilities assumed	(6.7)

Net assets acquired	$10.4

On the basis of a fair value appraisal, approximately $2.6 million of the purchase price has been allocated to advertising contracts, $1.3 million to DoubleClick’s website network and $0.9 million to non-compete agreements and other intangibles. The amounts attributable to advertising contracts and website network are being amortized on double-declining balance basis over a two-year period. The proforma adjustment of $1.3 million of additional amortization expense in 2002 represents the amortization of these balances as if this transaction had occurred on January 1, 2002. Such amounts are classified as general and administrative expense.

NOTE 2. This represents the impact on the weighted average number of shares used in basic and diluted loss per share from continuing operations as of result of the acquisition of DoubleClick’s North American Media business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXWORLDWIDE, INC., a Delaware corporation

By:	/s/ William H. Mitchell
William H. Mitchell
Chief Financial Officer

Dated: June 12, 2003

EXHIBIT INDEX

Exhibit Number	Description

99.1	Asset Purchase Agreement dated February 10, 2003 among L90, American List Counsel, Inc. and Data Marketing New England, Inc. (previously filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the Commission on February 10, 2003, which is incorporated herein by reference)

99.2	Press Release issued February 10, 2003 (previously filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the Commission on February 10, 2003, which is incorporated herein by reference)